UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 7, 2004

Roper Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12273	51-0263969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2160 Satellite Blvd., Suite 200, Duluth, Georgia	30097
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 495-5100

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the expiration on December 6, 2004 of the Company’s consent solicitation commenced on November 19, 2004, on December 7, 2004, Roper Industries, Inc. (the “Company”) entered into a Second Supplemental Indenture with SunTrust Bank, as trustee (the “Trustee”). The Second Supplemental Indenture amends and supplements the Indenture, dated as of November 28, 2003 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of December 29, 2003 (the First Supplemental Indenture and, together with the Base Indenture, the “Indenture”), under which the Company’s Senior Subordinated Convertible Notes due 2034 (the “Notes”) were issued.

The Second Supplemental Indenture provides for the Company to pay the same conversion value upon conversion of the Notes, but changes how the conversion value is paid. In lieu of receiving exclusively shares of common stock or cash upon conversion, noteholders will now receive only cash for up to the value of the accreted principal amount of Notes converted and, at the Company’s option, the remainder of the conversion value, if any, may be paid in cash, shares of common stock or any combination thereof.

The Second Supplemental Indenture will not become effective by its terms until the earlier of (1) the date of the execution and delivery of the new credit facility by the Company and the lenders (as contemplated by the definitive commitment letter the Company entered into with J.P. Morgan Securities Inc., JPMorgan Chase Bank, Wachovia Capital Markets, LLC and Wachovia Bank, National Association, dated October 4, 2004, related to an amendment and restatement of the Company’s existing senior secured credit facilities to increase the size of the facilities, and (2) the date the Company obtains an amendment or a waiver of its existing credit facility to permit the effectiveness of the Second Supplemental Indenture. If the Second Supplemental Indenture does not become effective by October 15, 2005, it shall automatically be null and void and of no force and effect.

The description of the Second Supplemental Indenture is not complete and is qualified in its entirety by the full text of such document, a copy of which is attached as Exhibit 4.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

4.1	Second Supplemental Indenture, dated December 7, 2004, by and between Roper Industries, Inc. and SunTrust Bank

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROPER INDUSTRIES, INC.

Date: December 7, 2004	By:	/s/ Brian D. Jellison
Brian D. Jellison
Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Second Supplemental Indenture, dated December 7, 2004, by and between Roper Industries, Inc. and SunTrust Bank